Exhibit 99.3

e-Dialog, Inc.
Consolidated Balance Sheets (Unaudited)
September 30, 2007 and 2006
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$1,384,497	$840,234
Accounts receivable, net allowance for doubtful accounts of 88,928 and 39,699, as of September 30, 2007 and 2006, respectively	8,266,682	4,261,335
Prepaids and other current assets	859,805	799,278

Total Current Assets	10,510,984	5,900,847

Fixed Assets:
Computer software and hardware	5,645,415	3,899,714
Furniture and fixtures	332,690	243,102
Leasehold improvements	151,824	151,824
	6,129,929	4,294,640
Less accumulated depreciation	(3,607,289)	(2,356,217)
	2,522,640	1,938,423

Other assets	470,488	275,942
Restricted cash	-	151,371
	$13,504,112	$8,266,583

Liabilities & Shareholders’ Equity
Current Liabilities:
Capital lease obligations	$447,587	$764,397
Line of credit	-	350,000
Accounts payable	1,025,296	730,988
Accrued expenses and other current liabilities	2,271,850	1,145,791
Deferred revenue	-	10,558

Total Current Liabilities	3,744,733	3,001,734

Long-Term Liabilities:
Capital lease obligations	152,264	588,732
Series C redeemable preferred stock warrants	16,907	16,907
Other long-term liabilities	94,570	256,690
Total Long-term Liabilities	263,741	862,329

Shareholders' Equity
Preferred stock	19,525,000	19,525,000
Common stock	91,546	106,042
Additional paid-in capital	122,190	36,686
Accumulated deficit	(10,243,098)	(15,265,208)

Total Shareholders' Equity	9,495,638	4,402,520

	$13,504,112	$8,266,583

See notes to consolidated unaudited financial statements

e-Dialog, Inc.
Consolidated Statements of Operations (Unaudited)
Nine Months Ended September 30, 2007 and 2006

	2007	2006
Revenue	$26,483,854	$ 16,580,357
Cost of revenues	10,992,081	7,011,577
Gross profit	15,491,773	9,568,780
Operating Expenses:
Sales & marketing	3,068,593	2,207,001
Research & development	3,747,929	2,618,576
General and administrative	4,760,445	3,308,907
Stock-based compensation	51,298	13,108
Total operating expenses	11,628,265	8,147,592
Income from operations	3,863,508	1,421,188
Other income/(expenses):

Other expenses	(2,756)	(96,378)
Foreign exchange gain/(loss)	34,716	(37,374)
Total other income (expenses)	31,960	(133,752)
Income before income taxes and cumulative effect of a change in accounting principle	3,895,468	1,287,436
Provision for income taxes	-	-
Income before cumulative effect of a change in accounting principle	3,895,468	1,287,436
Cumulative effect of a change in accounting principle	-	16,907
Net Income	$3,895,468	$ 1,270,529

See notes to consolidated unaudited financial statements

e-Dialog, Inc.
Consolidated Statements of Cash Flows (Unaudited)
Nine months ended September 30, 2007 and 2006
	2007	2006
Operating activities:
Net income	$3,895,468	$1,270,529
Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation and amortization	934,161	766,539
Cumulative effect of change in accounting principle	-	16,907
Amortization of lease concession	(138,497)	(138,497)
Changes in assets and liabilities:
Accounts receivable	(2,761,775)	(509,119)
Prepaid expenses and other assets	(399,500)	(273,439)
Accounts payable	647,317	20,558
Accrued expenses and other current liabilities	694,254	(97,207)
Deferred revenue	(19,607)	(356,032)
Net cash provided by operating activities	2,851,821	700,239

Investing activities:
Purchases of property and equipment	(1,591,785)	(480,075)
Decrease in restricted cash	-	173,362
Increase in other assets	(213,067)	(192,148)
Net cash used in investing activities	(1,804,852)	(498,861)

Financing activities:
Proceeds from exercise of common stock options	55,873	(39,589)
Proceeds from line of credit	-	50,000
Repayments of capital leases	(570,860)	(556,853)
Net cash used in financing activities	(514,987)	(546,442)

Net increase/(decrease) in cash and cash equivalents	531,982	(345,064)
Cash and cash equivalents at beginning of year	852,515	1,185,298

Cash and cash equivalents at end of year	$1,384,497	$840,234

Supplemental disclosure of cash flow information:
Cash paid for interest	$96,859	$41,409

Non-cash investing and financing activities:
Common stock issued for acquisition of Adinfonitum, Inc.	-	$66,000

See notes to consolidated unaudited financial statements

Notes to consolidated unaudited financial statements

1. Nature of Business and Basis of Presentation

e-Dialog, Inc. (the Company) provides precision marketing services. Services provided include strategic planning, implementation, and analysis of e-mail marketing programs. The Company is subject to a number of risks common to rapidly growing technology-based companies, including rapid technological changes, competition from substitute products and larger companies, and the need to successfully develop and market its commercial products and services.

The balance sheets as of September 30, 2007 and 2006 and the statements of operations and cash flows as of and for the nine months ended September 30, 2007 and 2006 have been presented without audit. In the opinion of the Company’s management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of financial position, results of operations and cash flows as of and of the nine months ended September 30, 2007 and 2006 have been made.

2. Summary of Significant Accounting Policies

The accompanying financial statements reflect the application of certain significant accounting policies described in this note and elsewhere in the accompanying notes to financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, E-Dialog UK, Ltd. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments purchased with an original maturity of 90 days or less at the time of purchase to be cash equivalents. Investments with maturity dates in excess of three months at the time of purchase, but within one year of the balance sheet date, are considered short-term investments.

Property and Equipment

Property and equipment are stated at cost, and are depreciated by the straight-line method with a half-year convention at rates that are intended to depreciate the cost of these assets over their estimated useful lives as follows:

Asset Classification	Useful Life

Computer software and hardware	3-4 years
Furniture and fixtures	5 years
Leasehold improvements	Life of lease

Financial Instruments

The estimated fair value of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, line of credit, and capital leases, approximates their carrying value due to the short-term nature of these instruments.

Foreign Currency Translation

The accounts of e-Dialog UK, Ltd. are translated in accordance with Statements of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. The functional currency of e-Dialog UK, Ltd. is the U.S. dollar and, accordingly, translation gains and losses are reflected in the consolidated statements of operations. Revenue and expense accounts were translated using the weighted-average exchange rate in effect during the period. Balance sheet accounts were translated using current and historical exchange rates, as appropriate. Foreign currency transaction gains or losses are also reflected in the consolidated statements of operations in other income/expenses.

Revenue Recognition

The Company applies Staff Accounting Bulletin (SAB) 104, Revenue Recognition, and recognizes revenue when persuasive evidence of an arrangement exists, the service has been delivered, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured.

The Company generates revenue from the sale of services, such as design and execution of Internet direct marketing or e-marketing campaigns. Revenue is recognized under these arrangements upon completion of the campaign.  For any multi-element arrangement, revenue is recognized once all elements of the arrangement have been delivered, as the Company does not have fair value for each separate element per Emerging Issues Task Force (EITF) 00-21. The Company also enters into contractual arrangements to provide a number of e-mail campaigns for a related fee. Revenue is recognized based on completion of campaigns.

In addition, the Company generates revenue through the rental of lists of e-mail addresses and digital printing. The Company records revenue on the rental of lists and digital printing on a net basis which represents the difference between the purchase price paid for the service and sales price of the service in accordance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent.

Cost of Revenue

Cost of revenue includes payroll of the personnel involved in design and execution of Internet direct marketing or e-marketing campaigns.

Research and Development Costs

Research and development costs have been charged to operations as incurred.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), Share-Based Payment, or SFAS No. 123(R). SFAS No. 123(R) addresses the accounting for transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123(R) supersedes Accounting Principles Board (APB) Opinion No. 25 and requires that such transactions be accounted for using a fair value-based method. SFAS No. 123(R) requires companies to recognize an expense for compensation cost related to share-based payment arrangements, including stock options and employee stock purchase plans.

Until December 31, 2005, as permitted by SFAS No. 123, the Company accounted for share-based payments to employees using APB Opinion No. 25’s minimum value method and, as such, generally recognized no compensation cost for employee stock options. On January 1, 2006, the Company adopted SFAS No. 123(R) on a prospective transition basis as permissible under the standard.

Concentration of Credit Risk

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. The Company’s cash and cash equivalents are held at accredited financial institutions. For the Company’s accounts receivable, the Company performs ongoing credit evaluations of its customers’ financial condition, but does not require collateral. The Company continuously monitors collections from customers and maintains a provision for estimated credit losses based upon historical experience and any specific customer collections issues that the Company has identified. Historically, the Company has not experienced significant losses related to its accounts receivable. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

3. Acquisition

On April 7, 2006, the Company acquired all assets and certain liabilities of Adinfonitum, Inc, a full-service interactive marketing agency with headquarters in Bellevue, Washington. The acquisition extends the Company’s strategic marketing service capabilities while broadening the Company’s client base to include several west coast based clients including a large airline based in the Northwest. As part of the purchase agreement, the Company issued 440,000 shares of the Company’s common stock, the total consideration being $290,862.

The following represents the allocation of the purchase price:

Cash	$24,818
Accounts receivable	40,725
Identified intangibles – customer lists	186,898
Fixed assets	26,539
Prepaid/deposits	11,882
Purchase price	$290,862

The identifiable intangible asset is being amortized over the estimated useful life of four years, as it relates to customer relationships.

4.  Subsequent Event

On February 13, 2008, GSI Commerce, Inc. (“GSI”) completed the acquisition of the Company.  Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among GSI, Dolphin Acquisition Corporation (“Newco”), a wholly-owned subsidiary of GSI, the Company, and the stockholders’ representative, Newco merged with the Company and the Company survived the merger as a wholly-owned subsidiary of GSI.